EXHIBIT 10.8

                  TRIAD COMPRESSOR, INC./HOUSTON WOOD AGREEMENT


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                              TRIAD COMPRESSOR INC.
                                 COBLE BUILDING

                                  620 S. TAYLOR
                              AMARILLO, TEXAS 79101

                                January 25, 1999


Mr. Houston Wood
Thorton Hall
University of Virginia
Charlottesville, Virginia 22903

Re:      Restricted Stock and Stock Options

Dear Mr. Wood:

         In consideration for your services as a director of Triad Holdings, Inc. (the "Company"), the Company is pleased to issue to you 25,000 shares of its Common Stock (the "Restricted Stock") and grant to you options (the "Options") to purchase 50,000 shares of the Common Stock of the Company (the "Common Stock") upon the terms set forth in this letter.

A.       RESTRICTED STOCK.

          1. ISSUANCE OF RESTRICTED STOCK. The Company hereby agrees to issue to you 25,000 shares of Restricted Stock.

          2. INVESTMENT REPRESENTATIONS. You acknowledge that your acquisition of the shares of Restricted Stock hereunder is subject to the following investment representations:

              (i) The offering and sale of the shares of Restricted Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "1933 Act") by virtue of the provisions of either Section 4(2) of the 1933 Act or Rule 506 of Regulation D ("Regulation D") promulgated under the 1933 Act of the Securities and Exchange Commission (the "SEC");

              (ii)The issuance of the shares of Restricted Stock will be reported by the Company to the SEC to the extent required by Regulation D and will be


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reported by the Company to various state securities or blue sky commissioners to the extent required by applicable state law;

              (iii) The shares of Restricted Stock to be acquired by you pursuant to this Agreement are being acquired for your own account, not as a nominee or agent for any other person and without a view to the distribution of such shares of Restricted Stock in violation of the 1933 Act;

              (iv) You understand that the shares of Restricted Stock have not been registered under the 1933 Act and that the shares of Restricted Stock must be held indefinitely and cannot be resold unless (i) the shares of Restricted Stock are subsequently registered under the 1933 Act or (ii) such sale is permitted pursuant to an available exemption from the registration requirements under the 1933 Act, as evidenced by a legal opinion reasonably satisfactory to the Company;

              (v) You understand that the Company does not currently plan to register under the 1933 Act the shares of Restricted Stock and that there are substantial restrictions on the transferability of the shares of Restricted Stock;

              (vi) You understand that no federal or state agency has made any finding or determination as to the fairness of an investment in, nor any recommendation or endorsement of, the shares of Restricted Stock;

B. STOCK OPTIONS. The Options evidenced by this letter are granted subject to the following terms and conditions:

         1. DATE OF GRANT. The "Date of Grant" for purposes of this letter is the date set forth above.

         2. TERM OF OPTIONS. Except as otherwise provided in this letter, you may exercise all or part of the Options granted under this letter at any time and from time to time during the period commencing on the Date of Grant and ending on the second anniversary of the Date of Grant.

         3. EXERCISE PRICE. The exercise price of the Options is $5.00 per share of common stock.

         4. MANNER OF EXERCISE. Shares of common stock purchased upon exercise of an Option shall at the time of purchase be paid for in full. Options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the Option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares by certified or official bank check or the equivalent thereof acceptable to the Company. At the time of delivery, the Company shall, without stock transfer or issue tax to you (or other person entitled to exercise the Option), deliver to you (or to such other person) at the principal

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office of the Company,  or such other place as shall be mutually  agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law, including making provision for the deduction and withholding of amounts required to be deducted and withheld under applicable local, state, and federal income tax laws (which provision may require additional payment by you). If the common stock issuable upon exercise is not registered under the Securities Act of 1933 (the "Act"), then the Company at the time of exercise will require in addition that the registered owner deliver an investment representation in form acceptable to the Company, and the Company will place a legend on the certificate for such common stock restricting the transfer of same. At no time shall the Company have any obligation or duty to register under the Act the common stock issuable upon exercise of the Options or securities into which the Common Stock may be convened.

         5. NON-ASSIGNABILITY OF OPTION RIGHTS. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During your lifetime, the Option is exercisable only by you.

         6.   TERMINATION AS DIRECTOR.

              (a) Prior to the first anniversary of the Date of Grant, if you no longer serve as a director of the Company for any reasons, the Options shall expire upon your resignation or removal as a director of the Company.

              (b) On or after the first anniversary of the Date of Grant:

                  (i) In the event that you die while serving as a director of Company or if you no longer serve as a director of the Company as a result of your disability, you, your estate or beneficiary shall have the right to exercise the Options at any time within six months from the date of death of your death or resignation or removal due to disability, as the case may be. For purposes of this letter, you shall be considered disabled if the board of directors of the Company determines in its sole discretion that you are no longer able to adequately fulfill your responsibilities as a director of the Company.

                  (ii) In the event that you resign as a director of the Company for reasons other than your disability or your requested resignation by the board of directors of the Company, you shall have the right to exercise the Options at any time within three months after your resignation.

                  (iii) In the event that the board of directors requests your resignation or you are removed as a director by action of the shareholders of the Company, the Options shall terminate immediately upon such removal and may not thereafter be exercised.

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         7.  ADJUSTMENT  OF  OPTIONS ON  RECAPITALIZATION.  The number of shares covered by each outstanding Option and the exercise price per share for each such Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from the subdivision or consolidation of shares or the payment of a stock dividend after the Date of Grant of the Options, or other increase in such shares effected without receipt of consideration by the Company, provided, however, that any Options to purchase fractional shares resulting from any such adjustment shall be eliminated.

         8. EXPIRATION OF OPTIONS UPON  REORGANIZATION.  If the Company shall at any time participate in a merger, consolidation, liquidation, or other reorganization affecting the capital structure of the Company and (A) the Company is not the surviving entity or (B) the Company is the surviving entity and the holders of Company common stock are required to exchange their shares for property and/or securities, then the Company shall give you written notice of such fact on or before 15 days before such reorganization and the Options shall be exercisable in full after receipt of such notice and prior to such reorganization. All Options not exercised prior to such reorganization shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization of which the Company is not a surviving entity for the foregoing purposes.

         9. DISSOLUTION OF COMPANY. In the event of the proposed dissolution or liquidation of the Company, the Options granted hereunder shall terminate as of a date to be fixed by the board of directors, provided that not less than 30 days prior written notice of the date so fixed shall be given to you and you shall have the right, during the period of 30 days preceding such termination, to exercise the Options.

         10. RIGHTS AS A SHAREHOLDER. You shall have no fights as a shareholder with respect to any shares of common stock of the Company held under the Options until the date of issuance of the stock certificates to you for such shares. Except as provided in Section 7, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

C. STATUS OF OPTIONS. Options granted pursuant to this letter are not intended to qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue code of 1986 (the "Code"), and the terms of this letter and Options granted hereunder shall be so construed; provided, however, that nothing in this letter shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Options granted pursuant to this letter are not, or will not be, determined to be Incentive Stock Options, within the meaning of Section 422A of the Code.

D. STOCK RESTRICTIONS. Neither the Restricted Stock nor shares of the Company's Common Stock purchased upon exercise of the Options shall be transferred, pledged, assigned or encumbered except as otherwise may be permitted in the sole discretion of the board of directors of the Company. Such restrictions shall apply to any other security into which shares of


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common stock may be  converted.  Certificates  evidencing  shares of  Restricted
Stock and the Company's common stock purchased upon the exercise of the Options shall be endorsed with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER HEREOF. IN ADDITION, THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, APPLICABLE STATE SECURITIES LAWS AND THE AND THE RULES AND REGULATIONS THEREUNDER. BY ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT SUCH HOLDER IS ACQUIRING THESE SECURITIES FOR INVESTMENT.

                                            TRIAD HOLDINGS, INC.

                                            BY:/S/JAMES B. LAPORTE
                                            James B. LaPorte

I hereby accept the Options granted under this letter and agree to hold the Options pursuant to the terms of this letter.

/S/HOUSTON G. WOOD
Houston G. Wood

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